Exhibit 10.5
FIFTH AMENDMENT
TO
TERM LOAN AGREEMENT
FIFTH AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), dated as of October 24, 2014, by and between VIGGLE INC., a Delaware corporation (“Borrower”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, and its successors and assigns (“Lender”).
RECITALS:
WHEREAS, Borrower and Lender have entered into that certain Term Loan Agreement, dated as of March 11, 2013 (as amended by that certain First Amendment to Term Loan Agreement dated as of September 10, 2013, that certain Second Amendment to Term Loan Agreement dated as of December 13, 2013, that certain Third Amendment to Term Loan Agreement dated as of February 13, 2014, that certain Fourth Amendment to Term Loan Agreement dated as of March 11, 2014 and as otherwise amended, restated, modified and/or supplemented from time to time prior to the date hereof, the “Loan Agreement”; except as otherwise herein expressly provided, all capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement), pursuant to which Lender provides Borrower with certain financial accommodations;
WHEREAS, Borrower has requested that Lender make certain amendments to the Loan Agreement; and
WHEREAS, Lender has agreed to such amendments on the terms and conditions hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.Amendment to Loan Agreement. Subject to satisfaction of the condition precedent set forth in Section 2 below, Borrower and Lender hereby agree to amend the Loan Agreement as follows:
(a)    Section 2.8(c) of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:
“(c)    Reserved.”
(b)    Section 5.4(b) of the Loan Agreement is hereby amended by deleting the reference to “subject to Section 2.8(c)(ii) hereof,” in its entirety.

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Section 2.    Condition Precedent. This Amendment shall be effective upon the execution of this Amendment by the parties hereto.
Section 3.    References. At all times following the effectiveness of this Amendment, each reference (a) to “this Agreement” throughout the Loan Agreement, and (b) to “the Loan Agreement” throughout the other Loan Documents, shall be deemed amended to refer to the Loan Agreement as amended hereby, and as the same may be further modified, amended, consolidated, increased, renewed, supplemented and/or extended from time to time.
Section 4.    Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:
(a)    Representations. Each of the representations and warranties of Borrower contained or incorporated in the Loan Agreement, as amended by this Amendment, or any other Loan Document to which Borrower is a party, is true and correct in all material respects on and as of the date hereof (except if any such representation or warranty is expressly stated to have been made as of a specific date, then as of such specific date).
(b)    No Default. No Potential Default or Event of Default has occurred and is continuing.
(c)    Power and Authority; Enforceability. Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under this Amendment; this Amendment has been duly authorized by all necessary corporate action on the part of Borrower; and this Amendment has been duly and validly executed and delivered by Borrower, and constitutes Borrower’s legal, valid and binding obligations, enforceable against Borrower in accordance with its terms, subject only to Debtor Relief Laws and general principles of equity.
(d)    No Counterclaims, etc. Borrower has no counterclaims, offsets, defenses or rights of recoupment of any kind against Lender, or any of its Affiliates, under the Loan Agreement or any other Loan Document to which Borrower is a party, or any other related instrument or evidence of indebtedness.
Section 5.    Ratification. Except as modified herein, the provisions of the Loan Agreement and each of the other Loan Documents are reaffirmed, ratified and confirmed in their entirety by Borrower and shall remain unchanged and in full force and effect, and this Amendment shall not constitute a novation, extinguishment or substitution of the Obligations.
Section 6.    Fees and Expenses. In accordance with Section 8.4 of the Loan Agreement, Borrower agrees to pay Lender all Attorney Costs incurred by Lender in connection with preparing, executing, delivering and administering this Amendment.
Section 7.    Miscellaneous.
(a)    Governing Law; Submission to Jurisdiction. This Amendment is governed by and shall be construed in accordance with the laws of the State of New York without giving

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effect to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law); Borrower further agrees to submit to the jurisdiction of New York State or federal courts as provided in the Loan Agreement.
(b)    Agreements, Etc. The terms of this Amendment may be waived, modified and amended only by an instrument in writing duly executed by Borrower and Lender. Any such waiver, modification or amendment shall be binding upon Borrower and Lender and each of their respective successors and permitted assigns.
(c)    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the respective successors and permitted assigns of Borrower and Lender.
(d)    Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.
(e)    Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart to this Amendment by facsimile or electronic PDF copy shall be as effective as delivery of a manually executed counterpart of this Amendment.
(f)    Invalid Provisions. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected thereby, unless such continued effectiveness of this Amendment, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
[REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGES FOLLOW.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
BORROWER:
VIGGLE INC.

By: /s/ Tom McLean	Name: Tom McLean Title: General Counsel
LENDER:
DEUTSCHE BANK TRUST COMPANY AMERICAS
By: /s/ Emily S. Schroeder
Name: Emily S. Schroeder
Title: Vice President

By:	/s/ Hsiao-li Chou
Name: Hsiao-li Chou
Title: Director

NY1269532	SIGNATURE PAGE TO ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR TO FIFTH AMENDMENT TO TERM LOAN AGREEMENT